Exhibit 5.2

Brandon M. Barkhuff

Senior Vice President, Corporate Secretary, General

Counsel & Chief Compliance Officer

Nevada Power Company

6226 West Sahara Avenue

Las Vegas, Nevada 89146

702-402-5791 direct

Brandon.Barkhuff@nvenergy.com

October 13, 2022

Nevada Power Company

6226 West Sahara Avenue

Las Vegas, Nevada 89146

Ladies and Gentlemen:

I am Senior Vice President, Corporate Secretary, General Counsel & Chief Compliance Officer of Nevada Power Company, a Nevada corporation (the “Company”). I have served in such capacity in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415, together or separately and in one or more series, under the Securities Act of the Company’s general and refunding mortgage securities (the “Securities”). The Securities are to be issued under the general and refunding mortgage indenture (the “Base Indenture”), dated as of May 1, 2001, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

In arriving at the opinions expressed below, I have examined originals, or copies certified or otherwise identified to my satisfaction as being true and complete copies of the originals, of the Base Indenture, a form of the Securities and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as I have deemed necessary or advisable to enable me to render these opinions. In my examination, I have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies. As to any facts material to these opinions, I have relied to the extent I deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that:

(i)    the Company is duly incorporated, is validly existing and in good standing under the laws of the State of Nevada;

Nevada Power Company

October 13, 2022

(ii)    the execution and delivery of the Base Indenture by the Company and the performance of its obligations thereunder have been duly authorized by all necessary corporate or other action and do not violate any law, regulation, order, judgment or decree applicable to the Company;

(iii)    the Base Indenture has been duly executed and delivered by the Company;

(iv)    the Company will have all requisite power and authority to execute, deliver and perform its obligations under the Indenture (as defined below) and the Securities, when, as and if: (a) the Company has all required approval from any governmental regulator, including but not limited to, the Public Utilities Commission of Nevada; (b) the applicable supplement or officer’s certificate to the Base Indenture (together with the Base Indenture, the “Indenture”), if any, has been duly authorized and validly executed and delivered by the Company and the trustee thereunder; and (c) the issuance and terms of the Securities and any amendments to the Indenture after the date hereof, including any applicable purchase, underwriting or similar agreement, have been duly authorized by the Company by all necessary corporate action, including but not limited to actions, resolutions, or consents duly adopted by the Board of Directors; and

(v)    the Securities will have been duly executed and delivered by the Company, when, as and if: (a) the Company will have all requisite power and authority to execute, deliver and perform its obligations under the Indenture and the Securities; and (b) the Securities have been executed, issued, delivered and authenticated in accordance with the terms of the Indenture, and the applicable purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein.

I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Nevada and the United States of America. This opinion is limited to the effect of the current state of the laws of the State of Nevada and the United States of America and the facts as they currently exist. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

I consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Brandon M. Barkhuff
Brandon M. Barkhuff Senior Vice President, Corporate Secretary, General Counsel & Chief Compliance Officer of Nevada Power Company